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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements of Joe's Jeans Inc.:

  (1)
  on Form S-3 No. 333-123088, No. 333-140867, No. 333-145727 and No. 333-149471; and

  (2)
  on Form S-8 No. 333-163187, No. 333-146740, No. 333-126544, No. 333-117755, No. 333-109151, No. 333-102580 and No. 333-179769.

of our report dated February 13, 2014, with respect to the consolidated financial statements and the schedule of Joe's Jeans Inc. included in this Annual Report (Form 10-K) for the fiscal year ended November 30, 2013.

/s/ Ernst & Young LLP

Los Angeles, California
February 13, 2014

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM